UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2015

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Exclusive License Agreement

On February 27, 2015, Capricor, Inc. (“Capricor”), a privately-held company incorporated in Delaware and a wholly-owned subsidiary of Capricor Therapeutics, Inc., a Delaware corporation (“Capricor Therapeutics”), entered into a First Amendment to Exclusive License Agreement (the “Exosomes License Amendment”) with Cedars-Sinai Medical Center (“CSMC”), pursuant to which the parties agreed to amend the Exclusive License Agreement, dated May 5, 2014, by and between Capricor and CSMC, which is attached as Exhibit 10.46 to the Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195385) that was filed by Capricor Therapeutics with the Securities and Exchange Commission on May 23, 2014.  Pursuant to the terms of the Exosomes License Amendment, (i) the description of patent rights in Schedule A has been replaced by a Revised Schedule A that includes four additional patent applications; (ii) Capricor is required to pay CSMC an upfront fee of $20,000; (iii) Capricor is required to reimburse CSMC approximately $34,000 for attorneys’ fees and filing fees that were incurred in connection with the additional patent rights; and (iv) Capricor is required to pay CSMC certain defined product development milestone payments upon reaching certain phases of its clinical studies and upon receiving product approval from the U.S. Food and Drug Administration (“FDA”).  The product development milestones range from $15,000 upon the dosing of the first patient in a Phase I clinical trial of a product to $75,000 upon receipt of FDA approval of a product.  The maximum aggregate amount of milestone payments payable under the Exclusive License Agreement, as amended, is $190,000.

Capricor Therapeutics is party to a lease agreement with CSMC, which holds more than 10% of the outstanding capital stock of Capricor Therapeutics. Additionally, Dr. Eduardo Marbán, who holds more than 10% of the outstanding capital stock of Capricor Therapeutics, is the Director of the Cedars-Sinai Heart Institute and the Co-founder and Scientific Advisory Board Chairman of Capricor.

Capricor Therapeutics expects to file the Exosomes License Amendment as an exhibit to its next filing in which the Exosomes License Amendment is required to be included, and intends to seek confidential treatment for certain terms and provisions of the Exosomes License Amendment. The foregoing description is a summary of the material terms of the Exosomes License Amendment, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Exosomes License Amendment when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: March 4, 2015	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer